Exhibit 10.7

SIXTH AMENDMENT TO CREDIT AGREEMENT AND

AMENDMENT TO FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 4th, 2008, is made by and among RHINO ENERGY LLC, a Delaware limited liability company, formerly known as CAM Holdings LLC (“Borrower”), EACH OF THE GUARANTORS (as hereinafter defined), the LENDERS PARTY HERETO, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as “Agent”).

WITNESSETH:

WHEREAS, Borrower, Guarantors (as defined therein), Lenders (as defined therein) and Agent are parties to that certain Credit Agreement, dated as of August 30, 2006; as amended by that certain First Amendment to Credit Agreement, dated as of December 28, 2006; as amended by that certain Second Amendment to Credit Agreement and Consent, dated as of March 8, 2007; as amended by that certain Third Amendment to Credit Agreement, dated as of February 29, 2008; as amended by that certain Fourth Amendment to Credit Agreement, dated as of May 15, 2008; as amended by that certain Fifth Amendment to Credit Agreement, dated June 1, 2008 (as so amended and as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, capitalized terms used herein and not otherwise defined herein and defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement;

WHEREAS, Borrower wishes to make an investment in an oil and gas joint venture and drilling program and wishes to engage in the servicing of oil and gas wells;

WHEREAS, the Wexford Investors propose to transfer, pursuant to a series of transfers (collectively, the “Borrower Equity Transfer”), all of the member interests in Borrower (which transfers shall be made subject to the lien created by the existing Pledge Agreement) such that, after giving effect to the Borrower Equity Transfer, all of the member interests in Borrower shall be owned by the following Persons (collectively, “Restated Pledgors”): (i) Rhino Resources, Inc. (“Resources”), an entity indirectly owned by the Wexford Investors, (ii) Wexford Offshore CAM Preferred Corp., an entity indirectly owned by certain Wexford Investors, and (iii) Wexford Offshore CAM Common Corp., an entity indirectly owned by certain Wexford Investors;

WHEREAS, the above restructuring is done in contemplation of the initial public offering by Resources of up to 25% of its equity interest (the “IPO”);

WHEREAS, Borrower wishes to extend the date for completing the IPO established under the Fifth Amendment to Credit Agreement from December 31, 2008 to June 30, 2009; and

WHEREAS, Borrower wishes to make certain other changes to certain covenants contained in the Credit Agreement;

WHEREAS, the Loan Parties now request that Required Lenders agree to the amendments to the Credit Agreement set forth herein; and Required Lenders are willing to accommodate the request of the Loan Parties, subject to and on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, covenant and agree as follows:

1.                                       Amendment of Section 1.1 [Certain Definitions].

(a)                                  Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended to insert the following new definition in the appropriate alphabetical order therein:

“Sixth Amendment shall mean that certain Sixth Amendment to Credit Agreement, dated as of November 4, 2008, among Borrower, Guarantors, Lenders party thereto and Agent.”

(b)                                 The definition of “Excluded Subsidiary” contained in Section 1.1 [Certain Definitions] of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Excluded Subsidiaries shall mean individually and collectively Rhino Energy, and Rhino Energy WV LLC and any of their respective Subsidiaries now existing or hereafter acquired.”

This amendment to the definition of Excluded Subsidiaries contained in Section 1.1 of the Credit Agreement shall be effective as of September 30, 2008

2.                                       Amendment of Section 8.1.10 [Use of Proceeds].  Section 8.1.10(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)                               The proceeds of the Revolving Credit Loans will be used by Borrower solely to repay Existing Debt and for general corporate, limited liability company or partnership purposes of Borrower and its Subsidiaries, including for working capital, capital expenditures, distributions permitted hereunder, for Permitted Acquisitions, for investments in an oil and gas joint venture and drilling program and for certain costs and expenses related to servicing oil and gas wells.”

3.                                       Amendment of Section 8.2.4 [Loans and Investments].  Section 8.2.4 of the Credit Agreement is hereby amended by adding the following paragraph thereto:

“(vi)                        investments in an oil and gas joint venture and drilling program in amounts not to exceed $25,000,000 for the period commencing the date of the Sixth Amendment and ending December 31, 2008 and in amounts not to exceed $25,000,000 thereafter; and”

4.                                       Amendment of Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures].  The last sentence of Section 8.2.9 shall be amended and restated in its entirety to read as follows:

“Each of the Loan Parties shall not become or agree to:  (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company (other than Rhino Energy and Rhino Energy WV LLC and its Subsidiaries (now existing or hereafter acquired)), except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture (other than Rhino Energy and Rhino Energy WV LLC and its Subsidiaries (now existing or hereafter acquired)), except that the Loan Parties may become a joint venturer or hold a joint venture in an oil and gas joint venture and drilling program.”

5.                                       Amendment of Section 8.2.10 [Continuation of or Change in Business].  Section 8.2.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the business substantially as conducted and operated or as proposed to be conducted and operated by such Loan Party or Subsidiary on the Closing Date or any business substantially related thereto, and such Loan Party or Subsidiary shall not permit any material change in such business; provided, however, that the Loan Parties and/or any of their Subsidiaries may engage in any business related to Hydrocarbons or Hydrocarbon Interests that are supplemental and ancillary to the business substantially as conducted and operated or as proposed to be conducted and operated by such Loan Party or Subsidiary on the Closing Date, which such business shall include entering into an oil and gas joint venture, entering into a drilling program for oil and gas wells and entering into a program for servicing oil and gas wells.”

6.                                       Elimination of Section 8.2.15 [Capital Expenditures].  Section 8.2.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.2.15  Capital Expenditures.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding the amounts set forth below in the aggregate in any period specified below on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease.  All such capital expenditures and capitalized leases shall be made under usual and customary terms and in the ordinary course of business:

Period	Amount
Closing Date through December 31, 2007	$65,000,000
January 1, 2008 through December 31, 2008	$60,000,000

7.                                       Amendment of Section 8.2.17 [Maximum Leverage Ratio].  Section 8.2.17 of the Credit Agreement is hereby amended and restated in its entirety and reads as follows:

“8.2.17            Maximum Leverage Ratio.

The Loan Parties shall not at any time permit (i) the Leverage Ratio, calculated as of the end of each fiscal quarter commencing with the fiscal quarter ending immediately after the Closing Date through the fiscal quarter ending as of December 31, 2008, to exceed a ratio of 3.0 to 1.0; (ii) the Leverage Ratio, calculated as of the end of each fiscal quarter ending as of March 31, 2009 to exceed a ratio of 2.75 to 1.0; and (iii) the Leverage Ratio, calculated as of the end of each fiscal quarter ending as of June 30, 2009 and each fiscal quarter thereafter, to exceed a ratio of 2.50 to 1.0.  Notwithstanding the foregoing, for any fiscal quarter in which a Permitted Acquisition occurs and:  (A) if such Permitted Acquisition occurs during the first half of a fiscal quarter, the immediately succeeding two (2) fiscal quarters or (B) if such Permitted Acquisition occurs during the second half of such fiscal quarter, the immediately succeeding three (3) fiscal quarters (such time periods being referenced to herein as the “Increased Leverage Ratio Period”), the maximum permitted Leverage Ratio for such Increased Leverage Ratio Period shall be 3.5 to 1.0, provided, however, that an Increased Leverage Ratio Period shall not occur prior to the lapse of two full consecutive quarters after the end of the most recent Increased Leverage Ratio Period, unless the consideration for the subsequent Permitted Acquisition is greater than $5,000,000.”

8.                                       Amendment of Section 7(b) of the Fifth Amendment to Credit Agreement [Effectiveness of Remaining Amendments].  Section 7(b) of the Fifth Amendment to Credit Agreement is hereby amended to read as follows:

“(b)                           Effectiveness of Remaining Amendments.  All other amendments contained in this Amendment shall become effective upon the date that each of the following conditions has been satisfied to the satisfaction of Agent, which date shall be on or before June 30, 2009 (the “Equity Transfer Effective Date”), provided that on July 1, 2009 the amendments to Section 8.2.5(iii) set forth in Section 4 above shall be revoked and Section 8.2.5(iii) shall revert to its prior form if the IPO has not been consummated on or prior to June 30, 2009.”

9.                                       Conditions to Closing.  The amendment to the definition “Excluded Subsidiaries” contained in Section 1.1 of the Credit Agreement shall be effective as of September 30, 2008.  The remainder of the Amendment shall become effective on the date of this Amendment provided that each of the following conditions has been satisfied to the satisfaction of the Agent on such date:

(a)                      Execution and Delivery of Amendment.  The Borrower, the other Loan Parties, the Required Lenders, and the Agent shall have executed this Amendment, and all other documentation necessary for effectiveness of this Amendment shall have been executed and delivered all to the satisfaction of the Borrower, the Required Lenders and the Agent.

(b)                     Officer’s Certificate.  There shall be delivered to the Agent a certificate of the Loan Parties, dated the date of the Amendment and signed by the Chief Executive Officer, President, Vice President or Chief Financial Officer of each Loan Party, certifying that:  (i) the representations and warranties of the Borrower contained in Article 6 of the Credit Agreement shall be true and accurate on and as of the date of the Amendment with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); (ii) the Loan Parties shall have performed and complied with all covenants and conditions of the Credit Agreement and this Amendment; and (iii) no Event of Default or Potential Default under the Credit Agreement shall have occurred and be continuing or shall exist.

(c)                      Representations and Warranties; No Event of Default.  The representations and warranties contained in Section 6 of the Credit Agreement and this Amendment, and of each Loan Party in each of the other Loan Documents, are true and correct on and as of the date of this Amendment with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein), each of the Loan Parties has performed and complied with all covenants and conditions hereof and thereof, and no Event of Default or Potential Default has occurred and is continuing or exists as of the date of this Amendment; and by its execution and delivery of this Amendment, the Borrower and each other Loan Party certifies to each such effect.

(d)                     Payment of Fees.  The Borrower has paid, or caused to be paid, (i) all fees, costs and expenses payable to the Agent or for which the Agent is entitled to be reimbursed, including but not limited to the reasonable fees and expenses of the Agent’s legal counsel, and (ii) a closing fee equal payable to each Lender that has executed this Amendment on or before the date hereof in an amount equal to twenty-five (25) basis points of such Lender’s Commitment.

(e)                      Collateral Documents for CAM Colorado LLC and Taylorville Mining LLC.  The Borrower shall deliver a joinder for CAM-Colorado LLC and Taylorville Mining LLC which joins such entities as a party to all of the Loan Documents to which they are not already a party too and will cause to be delivered Mortgages for all of such entities’ real property, together with any necessary UCC-1 filings and any updates to any applicable schedules, within thirty days of the date hereof, all of which shall be in form and substance satisfactory to the Agent.

(f)                        Consents.  All material consents required to effectuate the transactions contemplated by this Amendment have been obtained.

(g)                     Legal Details.  All legal details and proceedings in connection with the transactions contemplated by this Amendment are in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent has received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and its counsel, as the Agent or its counsel may reasonably request.

10.                                 Representations and Warranties.  By its execution and delivery of this Amendment to Agent, Borrower and each of the other Loan Parties represents and warrants to Agent and Lenders as follows:

(a)                                  Authorization, Etc.  Each Loan Party has duly authorized, executed and delivered this Amendment.

(b)                                 Material Adverse Change.  After giving effect to this Amendment, no Material Adverse Change shall have occurred with respect to Borrower or any of the other Loan Parties since the Closing Date of the Credit Agreement.

(c)                                  Litigation.  After giving effect to this Amendment, there are no actions, suits, investigations, litigation or governmental proceedings pending or, to Borrower’s or any other Loan Party’s knowledge, threatened against any of the Loan Parties that could reasonably be expected to result in a Material Adverse Change.

(d)                                 Organizational Documents Not Amended.  The organizational documents of such Loan Party have not been amended or modified since copies thereof were previously delivered to Agent.

11.                                 Miscellaneous.

(a)                                  Full Force and Effect.  All provisions of the Credit Agreement and the other Loan Documents remain in full force and effect on and after the date of this Amendment and the date hereof except as expressly amended hereby.  The parties do not amend any provisions of the Credit Agreement or any other Loan Document except as expressly amended hereby.

(b)                                 Counterparts.  This Amendment may be signed in counterparts (by facsimile transmission or otherwise), but all of which together shall constitute one and the same instrument.

(c)                                  Incorporation into Credit Agreement.  This Amendment shall be incorporated into the Credit Agreement by this reference.  All representations, warranties, Events of Default and covenants set forth herein shall be a part of the Credit Agreement as if originally contained therein.

(d)                                 Governing Law.  This Amendment shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

(e)                                  No Novation.  Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.  Borrower, the other Loan Parties, each Lender, and Agent acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities or indebtedness under the Credit Agreement or the other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE - SIXTH AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Sixth Amendment as of the day and year first above written.

ATTEST:

By:	/s/ Stephanie Coker	By:	/s/ Joseph R. Miller	(SEAL)
Name: Stephanie Coker		Name: Joseph R. Miller
Title: Witness		Title: Vice President of each of the following companies:

RHINO ENERGY LLC
CAM MINING LLC
CAM-BB LLC
CAM-KENTUCKY REAL ESTATE LLC
RHINO NORTHERN HOLDINGS LLC
CAM COAL TRADING LLC
LEESVILLE LAND, LLC
CAM AIRCRAFT LLC
HOPEDALE MINING LLC
CAM-OHIO REAL ESTATE LLC
SPRINGDALE LAND, LLC
CAM-COLORADO LLC
TAYLORVILLE MINING LLC
CLINTON STONE LLC
McCLANE CANYON MINING LLC
RHINO COALFIELD SERVICES LLC
RHINO RECLAMATION SERVICES LLC
SANDS HILL MINING LLC
RHINO SERVICES LLC
RESERVE HOLDINGS LLC
RHINO TRUCKING LLC

ATTEST:

By:	/s/ Faye E. Conn	By:	/s/ Elizabeth Branham	(SEAL)
Name: Faye E. Conn		Name: Elizabeth Branham
Title: Royalty Adminstrator		Title: Vice President of each of the following companies:

RHINO OILFIELD SERVICES LLC
RHINO EXPLORATION LLC

[SIGNATURE PAGE - SIXTH AMENDMENT TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Richard Munsick
Name: Richard Munsick
Title: Senior Vice President

[SIGNATURE PAGE - SIXTH AMENDMENT TO CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK

By:	/s/ L. Blair DeVan
Name: L. Blair DeVan
Title: Vice President

[SIGNATURE PAGE - SIXTH AMENDMENT TO CREDIT AGREEMENT]

NATIONAL CITY BANK

By:	/s/ David M. Metz
Name: David M. Metz
Title: Senior Vice President

[SIGNATURE PAGE - SIXTH AMENDMENT TO CREDIT AGREEMENT]

RAYMOND JAMES BANK, FSB, individually and as Co-Documentation Agent

By:	/s/ Andrew D. Hahn
Name: Andrew D. Hahn
Title: Senior Vice President

[SIGNATURE PAGE - SIXTH AMENDMENT TO CREDIT AGREEMENT]

ROYAL BANK OF CANADA

By:	/s/ Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

[SIGNATURE PAGE - SIXTH AMENDMENT TO CREDIT AGREEMENT]

UNION BANK OF CALIFORNIA, N.A., individually and as Co-Documentation Agent

By:	/s/ Bryan Read
Name: Bryan Read
Title: Vice President

[SIGNATURE PAGE - SIXTH AMENDMENT TO CREDIT AGREEMENT]

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Co-Documentation Agent

By:	/s/ Jonathan R. Richardson
Name: Jonathan R. Richardson
Title: Vice President